CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM We hereby consent to the inclusion in this Registration Statement of Volato Group, Inc. on Form S-4 (No. 333-292132), Forms S-3 (Nos. 333-290219 and 333-291014), Form S-8 (No. 333-290081), and Form S-1 (No. 333-287015) of our report dated March 31, 2025, with respect to our audits of the consolidated financial statements of Volato, Group, Inc. as of December 31, 2024, and for the year ended December 31, 2024, which appears in the December 31, 2025 annual report on Form 10-K of Volato Group, Inc. We also consent to the reference to us under the caption “Experts” in this Registration Statement. We were dismissed as auditors on April 2, 2025, and, accordingly, we have not performed any audit or review procedures with respect to any financial statements for periods after the date of our dismissal. Rose, Snyder & Jacobs LLP Encino, California March 12, 2026 15821 Ventura Boulevard, Suite 490, Encino, California 91436 Phone: (818) 461-0600 • Fax: (818) 461-0610 Page 3 set up as 3005 and Process Black and 286 for bedford ONLY 3 colors 11-18-15 Member of Russell Bedford International – a global network of independent professional services firms